UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2022

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Main and Franklin Streets, Johnstown, PA	15901
(address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Form 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On May 6, 2022, the Board of Directors of AmeriServ Financial, Inc. (the “Company”) appointed Amy Bradley as a Class III Director of the Company to serve until the 2025 annual meeting of shareholders of the Company. Ms. Bradley will also serve as a director of AmeriServ Financial Bank, a wholly owned banking subsidiary of the Company. Ms. Bradley is president and chief executive officer of the Cambria Regional Chamber of Commerce.

Ms. Bradley will be compensated for services as a director on the same basis as other non-employee directors of the Company and AmeriServ Financial Bank, including retainers and board and committee fees. Ms. Bradley has been appointed to the investment/asset liability committee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press release, dated May 10, 2022, announcing the appointment of Amy Bradley as an independent director of AmeriServ Financial, Inc.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, INC.

Date: May 10, 2022	By	/s/Jeffrey A. Stopko
Jeffrey A. Stopko
President and Chief Executive Officer